EXHIBIT 10.17

                    MB FINANCIAL, INC.

                                AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

                                DIRECTOR NON-QUALIFIED STOCK OPTION AGREEMENT

NQSO NO. ________

This option is granted as of _________ (the “Grant Date”) by MB Financial, Inc. (the "Company") to _____________________ (the "Optionee"), in accordance with the following terms and conditions:

1.  Option Grant and Exercise Period.  The Company hereby grants to the Optionee an Option (the "Option") to purchase, pursuant to Section 4.3 of the MB Financial, Inc. Amended and Restated Omnibus Incentive Plan (as the same may from time to time be amended, the "Plan"), and upon the terms and conditions therein and hereinafter set forth, an aggregate of __________ shares (the "Option Shares") of the Common Stock, par value $.01 per share ("Common Stock"), of the Company at the price (the "Exercise Price") of $________ per share.  A copy of the Plan, as currently in effect, is incorporated herein by reference, and either is attached hereto or has been delivered previously to the Optionee.  Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Plan.

Except as set forth in Section 5 below with respect to the death of the Optionee, this Option shall be exercisable only during the period (the "Exercise Period") commencing on _________ and ending at 5:00 p.m., Chicago, Illinois time, on the date five years after the date of grant of this Option, such later time and date being hereinafter referred to as the "Expiration Date." This Option is 100% vested, provided that no Option Shares acquired upon exercise of this Option may be sold within six months following the Grant Date.

During the Exercise Period, this Option shall be exercisable in whole at any time or in part from time to time subject to the provisions of this Agreement.

2.  Method of Exercise of This Option.  This Option may be exercised during the Exercise Period by providing written notice to the Chief Financial Officer or Secretary of the Company specifying the number of Option Shares to be purchased.  The notice must be in the form prescribed by Section 6.6 of the Plan.  The date of exercise is the date on which such notice is received by the Company.  Such notice must be accompanied by payment in full of the aggregate Exercise Price for the Option Shares to be purchased upon such exercise.  Payment shall be made either (i) in cash or its equivalent, (ii) by tendering previously acquired shares of Common Stock having an aggregate Fair Market Value as of the time of exercise equal to the aggregate Exercise Price, or (iii) a combination of (i) and (ii).  In addition, the Company may establish a cashless exercise program in accordance with applicable laws and regulations.  Promptly after such payment, subject to Section 3 below, the Company shall issue and deliver to the Optionee or other person exercising this Option (to whom this Option may have been transferred pursuant to Section 4 of this Agreement) a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Optionee (or such other person), or, upon request, in the name of the Optionee (or such other person) and in the name of another jointly with right of survivorship.

3.  Delivery and Registration of Shares of Common Stock.  The Company's obligation to deliver shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Optionee or any other person to whom such shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), or any other Federal, state or local securities law or regulation.  In requesting any such representation, it may be provided that such representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under the Securities Act or other securities law or regulation.  The Company shall not be required to deliver any shares upon exercise of this Option prior to (i) the admission of such shares to listing on any stock exchange or system on which the shares of Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

4.  Transferability of This Option.  This Option may not be assigned, encumbered, or transferred except, (i) in the event of the death of the Optionee, by will or the laws of descent and distribution to the extent provided in Section 5 below, (ii) pursuant to a Qualified Domestic Relations Order or (iii) by the Optionee, by gift to any member of the Optionee's "immediate family" (as such term is defined in the Plan as in effect on the date of the grant of this Option) or to a trust for the benefit of one or more of such immediate family members.  This Option is exercisable during the Optionee's lifetime only by the Optionee unless this Option is transferred as permitted by this Section 4.
In the event this Option is transferred as permitted by this Section 4, the person to whom this Option has been transferred (a "Transferee") may exercise this Option to the extent this Option would have been exercisable by the Optionee if the Option were not so transferred.  The provisions of this Option shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Company and any Transferee.

5.  Termination of Service or Death of the Optionee.  Except as hereinafter provided in this Section 5 and notwithstanding any other provision of this Option to the contrary, this Option shall not be exercisable unless the Optionee, at the time he or any Transferee exercises this Option, is then serving as a Director.

If the Optionee ceases service as a Director for any reason other than for Cause, the Optionee or any Transferee may, but only within the one year period following such cessation of service and in no event after the Expiration Date, exercise this Option to the extent the Optionee or Transferee was entitled to exercise this Option on the date of his cessation of service as a Director.  If the Optionee is terminated for Cause, all rights under this Option shall expire immediately upon the giving to the Optionee of notice of such termination.

In the event of the death of the Optionee during the one year exercise period referred to in the immediately preceding paragraph, the person to whom the Option has been transferred pursuant to Section 4 of this Agreement (whether (i) by will or the laws of descent and distribution, if this Option was not transferred by the Optionee prior to the Optionee's death, (ii) pursuant to a QDRO, during the Optionee's lifetime, or (iii) by gift, during the Optionee's lifetime) may, but only to the extent the Optionee or such Transferee was entitled to exercise this Option immediately prior to the Optionee's death, exercise this Option at any time within one year following the death of the Optionee.

6.  Adjustments for Changes in Capitalization of the Company.  In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination or other change in the corporate structure of the Company affecting the shares of the Company’s Common Stock, such adjustment shall be made in the number and class of shares covered by this Option and Exercise Price of this Option as shall be determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights; and provided that the number of shares subject to this Option shall always be a whole number.

7.  Reserved.

8.  Shareholder Rights Not Granted by This Option.  The Optionee is not entitled by virtue hereof to any rights of a shareholder of the Company or to notice of meetings of shareholders or to notice of any other proceedings of the Company.

9.  Withholding Tax. The Company shall have the power and the right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Optionee’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

10.  Notices.  All notices hereunder to the Company shall be delivered or mailed to it addressed to the Secretary of MB Financial, Inc., 6111 N. River Road, Rosemont, Illinois 60018.  Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee's address noted below.  Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Company or to the Optionee, as the case may be.

11.  Plan and Plan Interpretations as Controlling.  This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling.  All determinations and interpretations of the Committee shall be binding and conclusive upon the Optionee, Transferee or his legal representatives with regard to any question arising hereunder or under the Plan.

12.  Optionee Service.  Nothing in this Option shall limit the right of the Company or any of its Affiliates to terminate the Optionee's service as a Director, officer or employee, or otherwise impose upon the Company or any of its Affiliates any obligation to employ or accept the services of the Optionee.

13.  Optionee Acceptance.  The Optionee shall signify his acceptance of the terms and conditions of this Option by signing in the space provided below and returning a signed copy hereof to the Company at the address set forth in Section 10 above.

IN WITNESS WHEREOF, the parties hereto have caused this DIRECTOR NON-QUALIFIED STOCK OPTION AGREEMENT to be executed as of the date first above written.

MB FINANCIAL, INC.

Mitchell Feiger
President and Chief Executive Officer

Attested By:
ACCEPTED:

Doria L. Koros
Corporate Secretary

(Street Address)

(City, State, and Zip Code)